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                                                                   EXHIBIT 10.33

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement"), dated as of October 1, 1999, is entered into between Imperial Bank, a California banking corporation ("Seller") and Imperial Credit Industries, Inc., a California corporation ("Buyer").

                                   RECITALS

     A. Seller owns and operates an operating division known as the Lewis Horwitz Organization ("LHO").

     B. LHO, as lender, has heretofore entered into contracts, and commitments to enter into contracts, which represent loans, advances, debts, liabilities or obligations for monetary amounts (whether or not such amounts are liquidated or determinable) primarily for the production of motion pictures and television shows, which together with all covenants and duties regarding such amounts, of any kind or nature shall be referred to herein individually as a "Loan" and collectively as the "Loans", evidenced by promissory notes (which together with any assignment, reinstatement, extension, endorsement or modification thereof shall be referred to herein individually as a "Note" and collectively as the "Notes"), secured by various assets pursuant to security agreements and other financing documents. All of the documents and instruments evidencing, securing, guaranteeing or pertaining to a Loan are hereinafter collectively referred to as the "Loan Documents".

     C. LHO has heretofore provided certain letters of credit (individually a "Letter of Credit" and collectively the "Letters of Credit") for the production of motion pictures and television shows or series. All obligations respecting a Letter of Credit or the Letters of Credit are hereinafter collectively referred to as the "Letter of Credit Obligations".

     D. Seller desires to sell, and Buyer desires to purchase all of Seller's right, title and interest under the Loans, the Loan Documents and Letters of Credit including all security therefor, together with substantially all of the other assets, properties and rights of Seller associated with LHO, on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     1.1. Assets.  Upon the terms and subject to the conditions set forth in
          ------
this Agreement, at the Initial Closing (as defined in Section 3.1 hereof) Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, the following assets, properties and rights:
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          (a)  All of Seller's beneficial right, title and interest in and to the Loans set forth on Schedule 1.1(a) and all Loan Documents related thereto, and all rights in collateral securing the Loans (Seller's record ownership in the Loans will be transferred to Buyer at one or more Subsequent Closings pursuant to Section 3.4 below);

          (b) All equipment, furniture, fixtures and other items of tangible and intangible personal property listed on Schedule 1.1(b) (which Schedule shall list property purchased at the Initial Closing and, at Buyer's option, property which may be used by Buyer after the Initial Closing and purchased prior to December 31, 1999) plus (i) any replacements or additions thereto in the ordinary course of business before the Initial Closing Date or December 31, 1999 (as applicable), less (ii) any such items of personal property disposed of in the ordinary course of business before the Initial Closing Date or December 31, 1999 (as applicable) (collectively, the "Personal Property");

          (c) All rights, benefits and interests of Seller under contracts, agreements, leases, purchase orders and other commitments listed on Schedule 1.1(c) and under all similar agreements entered into by Seller between the date hereof and the Initial Closing Date (collectively, the "Contracts");

          (d) All inventories of catalogues, marketing brochures and materials and other printed and written materials relating to LHO;

          (e) All rights under or pursuant to all warranties, representations and guarantees made by vendors, suppliers, manufacturers and contractors in connection with the operation of LHO or affecting the Assets;

          (f) All customer and vendor lists and all Loan Documents and related files, documents, books, records and other data; and

          (g)  All other assets set forth on Schedule 1.1(g) hereto.

Buyer shall make the Contracts, Loan Documents and related files, books, records and other data sold to Buyer pursuant to this Agreement available to Seller for inspection and/or copying to the extent Seller reasonably requests access for a valid business purpose.

     1.2. Delivery of Assets.  At the Initial Closing, Seller shall deliver
          ------------------
possession of the Assets to Buyer by delivering: (a) all intangible Assets to Buyer at 23550 Hawthorne Boulevard, Bldg. One, Torrance, California, by means of such methods as are mutually acceptable to the parties; and (b) all other Assets to Buyer at such place as may be agreed to by the parties (and delivering to Buyer the keys to any premises included in said other Assets). Seller shall also at the Initial Closing deliver title to the Assets by executing bills of sale and/or forms of assignment pursuant to forms prepared by Buyer and reasonably acceptable to Seller.

     1.3. Excluded Assets.  Notwithstanding anything to the contrary contained
          ---------------
in Section 1.1 hereof for the avoidance of doubt, Seller is not selling, assigning, transferring, conveying or delivering to the Buyer any of the following assets, properties, rights, contracts and claims (collectively, the "Excluded Assets"):

          (a) Seller's tax returns, tax and financial records and reports and other documents and records pertaining to LHO that Seller is required by law to retain or that will be necessary or advisable for Seller to retain, in its reasonable discretion, for tax or other purposes;

          (b) Other than collateral for Loans, Seller's accounts receivable, cash, cash deposits and other cash equivalents, rights or entitlement to cash refunds, rebates (whether in respect of suppliers, guarantors, insurers or otherwise), or other deposits and tax refunds with respect to LHO; and

          (c) Except as provided by Section 1.4(d) below, Assets related to employee benefit plans, retirement plans, pension plans, savings plans and other employee plans.

Seller shall retain the records referred to in Section 1.3(a) and shall make such records available to Buyer for inspection and/or copying to the extent Buyer reasonably requests access for a valid business purpose.

     1.4. Assumption of Liabilities.  At the Initial Closing, Buyer shall assume
          -------------------------
and shall pay or perform, when due, only the following liabilities and obligations of Seller pertaining to LHO (collectively, the "Assumed Liabilities"):

          (a) All liabilities and obligations under (i) Unfunded Loan Commitments (as defined below) and (ii) under the Loans and Loan Documents as provided in Section 1.6 below;

          (b) All Letter of Credit Obligations (which will be paid in the manner provided by Section 2.3 below) under the Letters of Credit set forth on
Schedule 1.4(b) (individually a "Letter of Credit" and collectively "Letters of Credit");

          (c) All liabilities and obligations under the Contracts arising from and after the Initial Closing Date; and

          (d) All liabilities and obligations to Lewis Horwitz ("Horwitz") and Arthur Stribley under the Imperial Bancorp Deferred Compensation Plan (the "Transferred Plan Obligations").

For purposes of this Agreement, an Unfunded Loan Commitment shall mean a loan commitment (a) which is 100% unfunded; and (b) for which no contracts, agreements or other commitments have been entered into with the borrower or third parties which would make it impractical, in the opinion of Buyer, to assume the applicable commitment at the Initial Closing.

     1.5. No Other Liabilities Assumed.  Notwithstanding any provisions in this
          ----------------------------
Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller or LHO of whatever nature whether in existence on the Initial Closing Date or arising thereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller. Without limiting the liabilities that Buyer is not assuming, Buyer will not assume or agree to pay or discharge:

          (a) Liabilities, if any, incurred by Seller as a result of any act performed or transaction entered into in violation of any of the terms and conditions of this Agreement;

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

          (b) Except as provided in Section 6.7, liabilities or obligations of Seller for any federal, state or local taxes, including, without limitation, income, excise, franchise, personal property, ad valorem, sales, use, gross receipts, withholding and payroll taxes, with respect to LHO;

          (c) Other liabilities or obligations to employees of LHO existing on or before the Initial Closing Date, including, without limitation, salaries, bonuses, health and welfare benefits, accrued vacation and sickness benefits, expense reimbursement obligations, commissions, pension and profit-sharing obligations and any other liability or obligation under any other stock, insurance, retirement or employee benefit plan of any kind;

          (d) liabilities of Seller arising out of or in connection with the negotiation, execution or performance of this Agreement, including costs and expenses of consultants and brokers, if any; and

          (e) liabilities arising out of or related to any litigation set forth in Schedule 1.5(e) hereto.

     1.6. Rights and Liabilities Respecting Loans.  From and after the Initial
          ---------------------------------------
Closing Date and until the Loans are sold by Seller to Buyer in accordance with
Section 3.4 below, legal and record title to the Loans and Loan Documents (herein, "Unsold Loans") will remain with Seller. However, from and after the Initial Closing Date, except as otherwise provided in Section 8.1 hereof, all economic risk and benefits associated with the Unsold Loans and the related Loan Documents are expressly assumed by, and transferred to, Buyer, except that Seller shall fund any outstanding commitments respecting a partially-funded Loan and the related Loan Documents until the Loan is purchased by Buyer in accordance with Section 3.4. From and after the Initial Closing Date Seller shall receive all payments and receivables from Unsold Loans and apply such payments (and amounts in "customer charges accounts", if any) and receivables on a daily basis to principal, interest, fees and amounts due attorneys and other third parties in accordance with past practice pursuant to instructions from Buyer and the Servicing Agreement referred to in Section 1.7 below. Buyer shall be entitled to receive all income ("Income") from Unsold Loans attributable to any period following the Initial Closing Date (other than recoveries of amounts previously charged off, which will belong 50% to Seller and 50% to Buyer) minus a funding fee equal to total average assets less total average liabilities attributable to LHO multiplied by Seller's published prime rate as in effect from time to time minus 2.5% (calculated on an actual/actual basis) (the "Interest Rate"), which amount (net of amounts due Seller for the applicable period under the Services Agreement) shall be paid to the party entitled thereto within 15 days following the end of each calendar month.

     1.7. Servicing.  Following the Initial Closing, Buyer shall assume complete
          ---------
responsibility for the servicing and administration of the Loans pursuant to the Servicing Agreement attached hereto as Exhibit 1.7 including, but not limited to, the collection of all payments thereunder for the account of Seller, and Seller shall have no further servicing or administrative responsibilities with respect to the Loans. During such time as Buyer is servicing Loans, the parties shall use their best efforts to cooperate and take all necessary steps to facilitate the proper application of funds. In the event of a misapplication of funds between Seller and Buyer, such funds will be transferred to the party entitled thereto within one business day following the determination of the proper application. The amount of any misapplied funds which are not paid within such timeframe shall bear interest at the Interest Rate until such funds are properly applied.

     1.8. Prorations.  At the Closing and any Subsequent Closing, the parties
          ----------
will make ordinary and customary prorations respecting assets, liabilities and prepaid expenses otherwise not addressed by this Agreement, such that Seller will be entitled to the income earned and be responsible for the costs and expenses incurred (or attributable to the period) prior to the Initial Closing or a Subsequent Closing (as applicable) and Buyer will be entitled to the income earned and be liable for the costs and expenses incurred (or attributable to the period) after the Initial Closing or Subsequent Closing (as applicable).

                                  ARTICLE II
                                PURCHASE PRICE
                                --------------

     2.1. Purchase Price.  The purchase price for the Assets shall be:
          --------------

          (a)  as respects each Loan, the amount specified in Section 3.5 below;

          (b)  the assumption of the liabilities specified in Section 1.4;

          (c)  $600,000; and

          (d) cash in the aggregate amount of the sum of the net book values of the assets set forth in any Schedule referred to in Section 1.1. As respects any assets set forth in Section 1.1(b) which are not purchased at the Initial Closing, but which Buyer has the option to purchase prior to December 31, 1999, Buyer shall pay Seller as additional consideration an amount equal to the depreciation or amortization taken by Seller with respect to such assets on a monthly basis from the Initial Closing Date to the earlier of the date of purchase of such assets by Buyer or December 31, 1999.

     2.2. Payments.  All payments shall be made by wire transfer of immediately
          --------
available funds to the account of the party entitled thereto.

     2.3. Letter of Credit Obligations.  After the Initial Closing Date, Buyer
          ----------------------------
shall pay to Seller a fee of 1% per annum on the gross amount of all outstanding Letter of Credit Obligations. Such fee shall be paid by Buyer to Seller within five days following the end of each calendar quarter. Letter of Credit Obligations shall be funded by Seller and, once funded, shall be deemed Unsold Loans subject to all terms and conditions of this Agreement.

     2.4. Allocation of Purchase Price.  The purchase price of the Assets will
          ----------------------------
be allocated in accordance with the values allocated to the Assets on the various Schedules hereto. Subject to the requirements of any applicable tax law, all tax returns and reports filed by Buyer and Seller shall be prepared consistently with such allocation. In the event of any adjustment to the purchase price hereunder, Buyer and Seller agree to adjust such allocation to reflect such adjustment and to file consistently any tax returns and reports required as a result of such adjustment. Each of the parties agrees to cooperate with the other party in the preparation and filing of any tax returns required under any applicable law.

     2.5. Assignment of Right to Purchase.  Buyer shall have the right to assign
          -------------------------------
all or any portion of its rights to purchase the Assets or the Loans hereunder to any third party which controls, is controlled by, or is otherwise an affiliate of, Buyer. In the event of any such assignment all references to Buyer hereunder shall thereafter also include assignee.

                                  ARTICLE III
                                  THE CLOSING
                                  -----------

     3.1. Time and Place of Initial Closing.  The closing (the "Initial
          ---------------------------------
Closing") of the transactions contemplated by this Agreement (other than the purchase and sale of Loans which will take place at a Subsequent Closing as provided in Section 3.4) shall take place on October 1, 1999, or, if later, the date that is three business days after all of the conditions to the Initial Closing (other than conditions which by their terms are to be satisfied on the Initial Closing Date) are satisfied (the "Initial Closing Date"), at the offices of Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017, or at another date, time and place agreed upon in writing by the parties. The Initial Closing shall be effective as of the close of business on the Initial Closing Date.

     3.2. Seller's Initial Closing Deliveries.  At the Initial Closing, Seller
          -----------------------------------
shall deliver to Buyer (or provide Buyer with) the following:

          (a) a Bill of Sale in form and substance reasonably satisfactory to Buyer's legal counsel respecting the Personal Property;

          (b) an Assignment and Assumption Agreement in the form of Exhibit 3.2(b) respecting the Contracts;

          (c)  a services agreement in the form of Exhibit 3.2(c) hereof;

          (d)  a release from Horwitz in the form of Exhibit 3.2(d)-1;

          (e) a wire transfer of immediately available funds in an amount equal to the Transferred Plan Obligations;

          (f) originals of all files, documents, papers, agreements, books of account and other records to be sold to Buyer;

          (g) all required consents to assignment of Contracts, executed by all required parties;

          (h) resolutions of Seller's Board of Directors authorizing the transactions referenced herein, certified by Seller's secretary;

          (i) the documents and agreements referred to in Section 3.4(c) below, to the extent any Loan is purchased at the Initial Closing; and

          (j) all other documents, instruments and writings required to be delivered by Seller at or before the Initial Closing pursuant to this Agreement or otherwise reasonably required by Buyer in connection herewith.

     3.3. Buyer's Initial Closing Deliveries.  At the Initial Closing, Buyer
          ----------------------------------
shall deliver to Seller the following:

          (a) the purchase price for all Assets and Loans to be purchased at the Initial Closing;

          (b) an Assignment and Assumption Agreement in the form of Exhibit 3.2(b) respecting the Contracts;

          (c)  a services agreement in the form of Exhibit 3.2(c) hereof;

          (d)  a release from Horwitz in the form of Exhibit 3.2(d)-1;

          (e) resolutions of Buyer's Board of Directors authorizing the transactions referenced herein, certified by Buyer's secretary;

          (f) the documents and agreements referred to in Section 3.4(c) required to be signed by Buyer, to the extent any Loan is purchased at the Initial Closing; and

          (g) all other documents, instruments and writings required to be delivered by Buyer at or before the Initial Closing pursuant to this Agreement or otherwise reasonably required by Seller in connection herewith.

     3.4. Purchase and Sale of Loans; Subsequent Closings.  Following the
          -----------------------------------------------
Initial Closing Date, but subject to Buyer's right to refinance Loans as provided by Section 3.4(e) below, Buyer shall purchase from Seller and Seller shall sell to Buyer Loans at one or more subsequent closings (each, a "Subsequent Closing") as follows:

          (a) On or before March 31, 2000 (or any other date specified on Schedule 1.1(a), if different), whole Loans with a Gross Book Value of at least $50,000,000 and, in addition, whole Loans with an aggregate Gross Book Value equal to or exceeding (but only to the extent necessary to transfer a whole
Loan) all amounts funded by Seller with respect to commitments under the Loan Documents after the Initial Closing Date and Letter of Credit Obligations. Seller will notify Buyer in writing of such total commitments funded by Seller.

          (b)  On or before December 29, 2000, all remaining Loans.

          (c) In order to purchase a Loan, Buyer shall deliver a written notice to Seller which shall indicate the Loans to be purchased and the date of the Subsequent Closing respecting such Loans (a "Subsequent Closing Date"). At least one business day prior to a Subsequent Closing Date, the Purchase Price (as defined below) shall be paid by federal wire transfer of immediately available funds to Seller. Following Seller's receipt of the Purchase Price, upon the Subsequent Closing Date Seller shall deliver to Buyer fully-executed copies of the following:

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

               (i)   an Assignment Agreement in the form of Exhibit 3.4(c)(i);

               (ii)  the original executed note(s) respecting the Loan;

               (iii) an endorsement to the Note(s) in the form of Exhibit 3.4(c)(iii), which shall be attached to the Note;

               (iv) an Assignment of any copyright mortgage respecting the Loan;

               (v) the executed originals of all of the Loan Documents (or, if unavailable), copies of such Loan Documents; and

               (vi) a Uniform Commercial Code Assignment Statement, California Form UCC-2 (collectively, the "UCC Assignment").

Each of Seller and Buyer agree to execute and deliver, or to be caused to be executed and delivered, all such other instruments, and to take all such other actions, as the other party may reasonably request in order to effectuate the purchase and sale of the Loans including, without limitation, notices to distributors and laboratories.

          (d) Notwithstanding the provisions of Sections 3.4(a) and 3.4(b) above, Buyer hereby grants Seller the right (the "Put Right") exercisable at any time following the Initial Closing Date to sell to Buyer any Loan which Seller has classified "Nonaccrual". A Loan will be classified as Nonaccrual when (i) any interest payment is 90 or more days past due, (ii) any principal payment is 90 or more days past due, or (iii) the interest reserve respecting the Loan has been fully utilized, and the sum of the estimated cash flow from executed distribution contracts and the estimated cash flow from remaining unsold primary territories is less than the loan balance (both principal and projected interest accruals prior to full repayment). In order to exercise the Put Right, Seller shall deliver written notice to Buyer which will indicate the Loans to be purchased and the Loan Closing Date (such date not to be less than three business days after the date of delivery of the Put Notice). Upon receipt of the Put Notice, Buyer shall purchase the Loan on the specified Loan Closing Date in the manner contemplated by Section 3.4(c) above. Loans purchased pursuant to this Section 3.4(d) shall be credited to the loan purchase commitment set forth in Section 3.4(a).

          (e) In lieu of purchasing any Loan, Buyer shall have the right to refinance, or cause to be refinanced, any Loan and utilize the proceeds of such refinancing to pay off all outstanding obligations under the Loan.

          (f) Notwithstanding anything to the contrary set forth in this Agreement, Buyer may assign its obligations to purchase any Loan to a nominee. Any such assignment shall not release Buyer from its obligations to Seller with respect to such Loan.

          (g) For purposes of this Agreement, the term "Gross Book Value" shall mean the principal amount of a Loan (or Loans, as the context may require), plus any other amount then due or accrued with respect to the Loan(s), minus the amount of any prepaid fee or other amount which has not yet been earned, all as effected on the books and records of Seller.

     3.5. Purchase Price.
          --------------

          (a) The purchase price (the "Purchase Price") of any Loan shall be the gross carrying value of such Loan on the books and records of Seller; provided, however, that as respects the first $20,000,000 Purchase Price of Loans designated as "Nonaccrual" and sold to Buyer pursuant to Section 3.4(d) above, Buyer shall be entitled to a credit of $3,637,840, representing a reserve applicable to such Nonaccrual loans. The amount of such reserve credited to the Purchase Price shall be determined by multiplying the $3,637,840 reserve by a fraction, the numerator of which is the Purchase Price of the Loans to be sold to Buyer and the denominator of which is $20,000,000, until the entire $3,637,840 reserve has been applied to the Purchase Price in accordance with this Section 3.5. In the event the entire reserve has not been applied to the Purchase Price by March 31, 2000, Buyer shall be entitled to credit the balance of such $3,637,840 reserve to any Loan purchased after such date. It is understood by the parties that additional unallocated reserves at Seller are not being credited to Buyer.

          (b) Notwithstanding the foregoing, Buyer shall not be obligated to purchase any "Nonaccrual loan" referred to in Section 3.5(a) hereto if:

               (i) said Loan is the subject of a fraudulent scheme by the borrower of which Seller had actual knowledge; or

               (ii) there existed any fraud by Seller or any of its agents in connection with the origination of such Loan.

     3.6. Loan Repurchase Right.  For a period of 365 days following the
          ---------------------
purchase of any Loan (other than any Loan "put" to Buyer pursuant to Section 3.4(d)) by Buyer, Seller shall have the right, exercisable by delivery of written notice to Buyer, to reacquire such Loan at a purchase price equal to 105% of the gross carrying value of such Loan on the books of Buyer. In the event Seller exercises a right to reacquire a Loan, such Loan shall be transferred to Seller pursuant to agreements and instruments equivalent to those utilized to sell such Loan to Buyer hereunder. Any reconveyance of Loans from Buyer to Seller shall be on an "as is" and "with all faults" basis in the same manner as provided in Section 5.7 hereof.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Buyer, as of the date hereof, the Closing Date, and any Loan Closing Date, as follows:

     4.1. Due Organization.  Seller is a banking association duly organized and
          ----------------
validly existing under the laws of California.

     4.2. Due Authorization; Enforceability.  This Agreement and the other
          ---------------------------------
agreements, instruments and documents to be executed and delivered pursuant hereto (the "Assignment Documents") to which Seller is a party have been duly and validly authorized, executed and delivered by Seller, and are the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Neither the execution, delivery, nor performance of this Agreement by Seller nor the execution, delivery and performance of any other documents referenced herein to which Seller is a party will (i) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, (A) the charter documents or by-laws of Seller or (B) any Contract, (ii) result in the imposition of any encumbrance against any Asset, or (iii) violate any law. No registration with, or consent or approval of, or any other action by, any governmental authority or other person is required in connection with the execution, delivery and performance of this Agreement or the Assignment Documents by Seller.

     4.3. Financial Statements.
          --------------------

          (a)  Unaudited Financial Statements.  Seller has delivered to Buyer
               ------------------------------
unaudited balance sheets for LHO at December 31, 1996, 1997 and 1998 and the related statements of operations for the periods then ended. Seller has also delivered to Buyer interim balance sheets for LHO at March 31, 1999, and the related statements of operations for the three-month periods then ended. All such financial statements accurately reflect the amounts of gross Loans, capitalized fees and fixed assets as of the dates thereof.

          (b)  No Other Material Liabilities or Contingencies. Seller does not
               ----------------------------------------------
have any material liabilities of any nature as they relate to the business of LHO, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the balance sheet included in the interim financial statements referred to in Section 4.3(a) above or (ii) were incurred after December 31, 1998 in the ordinary course of business.

     4.4. Loans.  With respect to any and all Loans:
          -----

          (a)  Schedule 1.1(a) hereto accurately identifies each Loan;

          (b) Except for any applicable loan participations, the Loans have not been assigned or pledged by Seller;

          (c)  Seller is not in material default under any such Loans;

          (d) All of the Loans represent transactions which occurred in the ordinary course of LHO's business; and

          (e) Except as provided under any applicable loan participations, the payments under such Loans have not been assigned, pledged or otherwise hypothecated by Seller.

     4.5. No Liens.  Seller has good title to the Assets and has not heretofore
          --------
assigned, encumbered or otherwise transferred the Assets, the Loans and/or the Loan Documents or any of its right, title or interest in and to the Assets, the Loans and/or any of the Loan Documents to any other person.

     4.6. Litigation.  To Seller's knowledge, there is no action, proceeding,
          ----------
suit, investigation or inquiry pending that questions the validity of this Agreement or that would prevent or hinder the consummation of the transactions contemplated hereby.

     4.7.  Taxes.  Seller has filed all federal, state, local and other returns,
           -----
reports and information (collectively, the "Returns") required to be filed by it with respect to Taxes (as defined below) relating to LHO and has timely paid or will pay all Taxes shown to be due on the Returns. "Taxes" means all taxes, charges, fees, levies and other assessments, including, without limitation, income, excise, property, payroll, sales, use, franchise and other taxes, imposed by any federal, state, local or foreign taxing authority, including any interest, penalties or additions. All Returns filed are correct and complete in all material respects and except for timing adjustments, no additional Taxes are owed by Seller with respect to the periods covered by the Returns.

     4.8.  Permits.  There exist no transferable regulatory permits, licenses,
           -------
authorizations, certificates, registrations and other approvals necessary for the operation of LHO.

     4.9.  Contracts.  There is no existing material default or violation by
           ---------
Seller under any of the Contracts, and no event has occurred which (with or without notice or lapse of time, or both) would constitute a material default or cause the acceleration of any of Seller's obligations thereunder or result in the creation or imposition of any lien on the Assets. Seller is not aware of any material default by any other party to any Contract or of any event which (with or without notice or lapse of time, or both) would constitute a material default by any other party with respect to its obligations under any Contract.

     4.10. Brokers and Finders.  Seller has not employed any broker, finder,
           -------------------
agent or investment banker, dealt with anyone purporting to act in that capacity or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

     4.11. Accuracy of Information.  None of the information supplied or to be
           -----------------------
supplied by or on behalf of Seller (a) to any person for inclusion in any document or application filed with any governmental entity in connection with the transactions contemplated by this Agreement or (b) in this Agreement or the Schedules or exhibits hereto contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed by Seller with any governmental entity in connection with this Agreement and the other documents referenced herein or the transactions contemplated hereby or thereby will comply in all material respects with the provisions of applicable law.

     4.12. No Other Representations or Warranties.  Except as set forth in this
           --------------------------------------
Agreement, Seller makes no representations or warranties with respect to the Assets or the transactions contemplated hereby.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller, as of the date hereof, the Closing Date, and any Loan Closing Date, as follows:

     5.1. Due Organization.  Buyer is a corporation duly organized, validly
          ----------------
existing and in good standing under the laws of the State of California and has all corporate powers to carry out its business.

     5.2. Due Authorization; Enforceability.  This Agreement and the Assignment
          ---------------------------------
Documents to which Buyer is a party have been duly and validly authorized, executed and delivered by Buyer, and are the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. No registration with, or consent or approval of, or any other action by, any governmental authority or other person is required in connection with the execution, delivery and performance of this Agreement or the Assignment Documents by Buyer.

     5.3. Litigation.  To the best of Buyer's knowledge, no proceedings are
          ----------
pending or threatened against or affecting Buyer before any governmental authority which could reasonably be expected to materially and adversely affect any action taken or to be taken by Buyer under this Agreement.

     5.4. Sophistication.  Buyer is a sophisticated buyer with respect to the
          --------------
Loans and Loan Documents, has adequate information concerning the business and financial condition of each borrower to make an informed decision regarding the purchase of the Loans and Loan Documents and has made its own analyses, examinations, and investigations in making its decision to enter into this Agreement and to purchase the Loans and Loan Documents independently without reliance upon any oral or written information from Seller or its employees, affiliates, agents or representatives, including, without limitation, any statements or representations of Seller concerning the genuineness, accuracy or completeness of the Loan Documents, the validity or enforceability of the Loan Documents, the collectibility of the Loans or the validity, enforceability or perfection of Seller's security interest in the collateral for the Loans.

     5.5. No Other Warranties.  Buyer acknowledges that Seller has not made and
          -------------------
is not making any representation or warranty, whether express or implied, except as expressly set forth in this Agreement. Buyer acknowledges that the sale of the Loans and Loan Documents by Seller to Buyer is irrevocable, and that Buyer shall have no recourse to Seller, except with respect to breaches of representations, warranties, covenants and agreements of Seller expressly set forth in this Agreement.

     5.6. Consideration.  Buyer acknowledges that the consideration paid
          -------------
pursuant of this Agreement for the purchase of the Loans and Loan Documents may differ both in kind and amount from any payments or distributions which may ultimately be received with respect thereto. Except as may be provided in
Section 8.1 hereof, as of the Initial Closing, Buyer hereby assumes all risk of loss, whether full or partial, which is inherent with the credit and all collateral and collectibility risks associated therewith, without any continuing obligation of Seller to assist any Borrower in connection therewith, including the risk that any Borrower and one or more of its affiliates may become the subject of a proceeding under Chapter 11 of Title 11 of the United States Code, as amended. Buyer is not an agent for Seller in this transaction.

     5.7. As Is Purchase.  Buyer is purchasing the Loans and the Loan Documents
          --------------
"as is" and "with all faults" and, except as may be provided in Section 8.1 hereof, Buyer waives all claims Buyer may have which are known to Buyer, or which could or should have been known to Buyer as a result of Buyer's due diligence, credit analyses, examinations and investigations of the Loans, the Loan Documents and the collateral, arising out of any actual or alleged defect in or defense to the Loans or the payment of all or any portion thereof.

     5.8. Brokers and Finders.  Buyer has not employed any broker, finder, agent
          -------------------
or investment banker, dealt with anyone purporting to act in that capacity or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

                                  ARTICLE VI
                             ADDITIONAL COVENANTS
                             --------------------

     Between the date hereof and the Closing Date, Buyer and Seller covenant and agree that they will act in accordance with the following:

     6.1. Consents.  Each party shall use all commercially reasonable efforts to
          --------
obtain any consents required from third parties for the consummation of the transactions contemplated hereby. If any such consent shall not be obtained, Seller shall cooperate with Buyer in a reasonable arrangement designed to provide Buyer with the benefit of any such consents or approvals.

     6.2. Reasonable Efforts.  Each party shall use all commercially reasonable
          ------------------
efforts to effectuate the transactions contemplated hereby and to fulfill the conditions to the obligations of the other party set forth in Article VII.

     6.3. Sublease.  Buyer shall be entitled to remain in the premises currently
          --------
occupied by LHO at 1840 Century Park East, Suite 1000, through December 31, 1999 on a sublease basis. The rent for the subleased premises shall be all rent payable by Seller under the master lease for the entire premises covered by Suite 1000 (space currently occupied and not occupied by LHO). By delivery of written notice to Seller prior to November 30, 1999, Buyer shall have the right to elect to take an assignment (or, if necessary to obtain the landlord's consent, a sublease) to such premises for the balance of the term of the master lease, subject to the receipt of all applicable consents from the landlord. As a condition to exercising its right to take an assignment or sublease of the master lease, Buyer must exercise its right to acquire all property listed on
Schedule 1.1(b) prior to December 31, 1999.

     6.4. Employees.
          ---------

          (a)  Affected Employees. "Affected Employees" means those employees of
               ------------------
LHO listed on Schedule 6.4(a) who are employed by Buyer immediately after the Initial Closing.

          (b)  Offer of Employment. Prior to Initial Closing, Buyer shall offer
               -------------------
employment to all Affected Employees on terms, taken as a whole, reasonably comparable to those provided to such Affected Employees by Seller. Buyer shall give Affected Employees credit for prior service to Seller for purposes of the vesting of benefits under Buyer's employee benefit plans.

          (c)  Benefits. Except as provided by Sections 1.4(d) and 6.4(b) above,
               --------
Buyer shall have no obligation to assume, continue or maintain any of the employee benefit plans, programs, policies, agreements or arrangements sponsored, maintained, contributed to or required to be contributed to by Seller for the benefit of any employee or former employee of LHO or any other person who is or has in the past been providing services to LHO. Buyer shall make available to all Affected Employees those employee benefits that Buyer generally makes available to its employees on the same terms and conditions to which Buyer's employees generally are subject. Buyer shall not terminate any Affected Employee for a period of 120 days after the Closing Date, except for cause. If Buyer terminates any of the Affected Employees within 12 months of the Closing Date, other than for cause, it shall provide such terminated Affected Employee with severance benefits comparable to those that would have been available to the Affected Employee under Seller's standard severance policies.

          (d)  Retained Responsibilities.  Seller shall satisfy, or cause its
               -------------------------
insurance carriers to satisfy, all claims for benefits, whether insured or otherwise (including, but not limited to, workers' compensation, vacation, paid time off, life insurance, medical and disability programs), under Seller's employee benefit programs brought by, or in respect of, Affected Employees and other employees and former employees of LHO, which claims arise out of events occurring on or before the Closing Date, in accordance with the terms and conditions of those programs or applicable statutes.

          (e)  Notification of Payments. Buyer shall notify Seller in writing of
               ------------------------
all payments made to Horwitz and Arthur Stribley under Buyer's (or its affiliates) deferred compensation plan(s) respecting liabilities and amounts transferred to Buyer pursuant to Sections 1.4(d) and 3.2(e) above. In this regard, the first payments to Horwitz and Arthur Stribley from said deferred benefit plan(s) shall be deemed attributable to the liabilities and amounts so transferred to Buyer until such time as such amounts equal the Transferred Plan Obligations.

     6.5. Hart-Scott-Rodino Act Filings.  Buyer and Seller shall cooperate in
          -----------------------------
making all filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), with all governmental authorities having jurisdiction with respect to the purchase of Assets under this Agreement.

     6.6. Necessary Assets.  The parties understand and intend that the Assets
          ----------------
purchased by Buyer include all Assets which are necessary or appropriate for the conduct of the LHO business after the Initial Closing in the same manner as the LHO business was conducted by Seller. If after the Initial Closing Date Buyer reasonably determines that it has not acquired an asset necessary for Buyer to carry on the LHO business as conducted by Seller before the Closing Date, Seller shall use all commercially reasonable efforts to either sell such Asset(s) to Buyer or provide Buyer with rights to the use of such Assets. This Section is not intended to apply to Seller's financial, accounting and other software systems currently utilized by LHO.

     6.7.  No Announcements.  Neither party hereto will make any announcement
           ----------------
regarding or disclose the terms of the transactions contemplated by this Agreement, except as required by law, without the other party's consent and approval of the text of such announcement, which consent and approval shall not be unreasonably withheld.

     6.8.  Sales Taxes.  Buyer shall pay Seller and Seller shall collect from
           -----------
Buyer on the Closing Date any sales tax owing in respect of the purchase of the Assets. Seller shall promptly file all necessary sales tax returns and pay all sales taxes due following the Closing Date. As soon as practicable following the Closing Date, Seller shall deliver to Buyer receipts from the appropriate taxing authorities showing that all sales taxes owing have been paid.

     6.9.  Proration of Taxes.  Personal and real property taxes with respect to
           ------------------
the Assets will be prorated as of the Initial Closing, with Seller liable to the extent such items relate to any time period up to and including the Initial Closing and Buyer liable to the extent such items relate to periods subsequent to Initial Closing.

     6.10. Competition.  Following the Initial Closing and any Subsequent
           -----------
Closing, the parties will remain free to compete with one another respecting the origination of loans and other businesses of the type carried on by LHO.

     6.11. Loan Fees.  Following the Initial Closing, Seller shall continue to
           ---------
account for deferred Loan fees in the same manner as immediately prior to the Initial Closing.

                                  ARTICLE VII
                              CLOSING CONDITIONS
                              ------------------

     7.1.  Conditions Precedent to Seller's Obligations.  Seller's obligation to
           --------------------------------------------
consummate the transactions contemplated at the Initial Closing Date are, at its option, subject to satisfaction, at or before the Initial Closing Date, of the following conditions:

           (a) The representations and warranties of Buyer set forth in this Agreement shall be accurate in all material respects as of the Initial Closing Date as if made on and as of said Closing Date;

           (b) Buyer shall in all material respects have complied with or performed all of the terms, covenants and conditions to be complied with or performed by Buyer on or before the Initial Closing Date;

           (c) No action, claim, suit or governmental proceeding shall have been instituted, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered, against Buyer or Seller to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby;

           (d) Buyer shall have delivered to Seller all of the closing deliveries specified in Section 3.3;

           (e) Seller shall have received the releases specified in Section 3.3(d). Without limitation, the release from Horwitz will release Seller from all obligations under that certain Employment Agreement dated July 23, 1997 between Seller and Lewis P. Horwitz, as amended;

           (f) All consents, approvals and authorizations of, and all filings and registrations with, all federal, state and local governmental authorities and any third persons (including Horwitz) required for consummation of the transactions contemplated hereby shall have been obtained or made; and

           (g) The waiting period required under the HSR Act and the regulations promulgated thereunder shall have expired or terminated.

     7.2.  Conditions Precedent to Buyer's Obligations.  Buyer's obligation to
           -------------------------------------------
consummate the transactions contemplated hereby at the Initial Closing Date are, at its option, subject to satisfaction, at or before the Initial Closing Date, of the following conditions:

           (a) The representations and warranties of Seller set forth in this Agreement shall be accurate in all material respects as of the Closing Date as if made on and as of the Initial Closing Date;

           (b) Seller shall in all material respects have complied with or performed all of the terms, covenants and conditions to be complied with or performed by Seller on or before the Initial Closing Date;

           (c) No action, claim, suit or governmental proceeding shall have been instituted, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered, against Buyer or Seller to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby;

           (d) Seller shall have delivered to Buyer all of the closing deliveries specified in Section 3.2;

           (e) Buyer shall have entered into an employment agreement with Horwitz in the form and substance satisfactory to Buyer.

           (f) All consents, approvals and authorizations of, and all filings and registrations with, all federal, state and local governmental authorities and any third persons (including Horwitz) required for consummation of the transactions contemplated hereby shall have been obtained or made; provided,
                                                                   --------
however, that receipt of any third-party consent where the failure to obtain
-------
such consent would not have a material adverse effect on the Assets or LHO shall not be a condition to Buyer's obligation to close hereunder; and

           (g) The waiting period required under the HSR Act and the regulations promulgated thereunder shall have expired or terminated.

                                 ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

     8.1.  Indemnification by Seller.  On and after the Initial Closing Date,
           -------------------------
Seller shall indemnify, hold harmless and defend Buyer and its directors, officers, employees and agents for, from and against any and all Losses (as defined below) incurred by Buyer arising out of or in connection with:

           (a) Any breach or inaccuracy of any representation or warranty of Seller made in this Agreement or in the schedules or exhibits hereto;

           (b) Any failure by Seller to fulfill any of its covenants or other agreements hereunder;

           (c) any claims for compensation and other employee benefits (including, but not limited to, severance pay, disability benefits, health, workers' compensation, and death benefits) accruing prior to the Initial Closing with respect to persons who were employed by Seller on or prior to the Initial Closing Date;

           (d) any environmental claim or any remedial action arising out of or based upon anything relating to the operation of LHO prior to the Initial Closing;

           (e) any Loan referenced in Section 3.5(b) hereof; and

           (f) any liabilities not assumed by Buyer and the conduct of the LHO business before the Initial Closing.

     8.2.  Indemnification by Buyer.  On and after the Initial Closing Date,
           ------------------------
Buyer shall indemnify, hold harmless and defend Seller and its directors, officers, employees and agents for, from and against any and all Losses (as defined below) incurred by Seller arising out of or in connection with:

           (a) Any Loan or Letter of Credit Obligation;

           (b) Any breach or inaccuracy of any representation or warranty of Buyer made in this Agreement or in any certificate delivered hereunder;

           (c) Any failure by Buyer to fulfill any of its covenants or other agreements hereunder; or

           (d) The Assumed Liabilities and the conduct of the LHO business after the Initial Closing.

     8.3.  Definitions.  As used in this Article XIII, the term "Losses" means
           -----------
(i) all losses, damages, liabilities, costs and expenses, including interest from the date of loss to the time of payment, and penalties of every kind, nature or description; and (ii) any out-of-pocket costs, including, without limitation, reasonable expenses of investigation, reasonable attorneys' and paralegals' fees (at trial, on appeal, in connection with any petition for review and in any agency proceeding) and reasonable consulting, expert and accounting fees incurred in investigating, defending or prosecuting any claim.

     8.4.  Repurchase Option.  Upon delivery by Buyer hereunder of notice to
           -----------------
Seller with respect to indemnification solely under Section 8.1(e) hereof with respect to any Loan, Seller shall be entitled, within thirty (30) days following such notice, to tender to Buyer an amount equal to the Gross Book Value of such Loan, net of any principal payments received by Buyer with respect to such Loan or Loans following Buyer's purchase of the Loan, at which time Buyer will assign such Loan to Seller.

     8.5.  Indemnification Payments.  The indemnitor under this Article VIII
           ------------------------
shall pay any sums due and owing by it to an indemnitee by wire transfer or certified check within thirty (30) days after the date of the determination of liability pursuant to this Agreement. Any overdue amounts payable by the indemnitor shall bear interest at an annual rate equal to the published prime rate of Seller as in effect from time to time minus 2.5%, based on a year of 365 days and the number of days elapsed.

     8.6.  Notice; Defense of Third-Party Claims.
           -------------------------------------

           (a) Notice. If any indemnified party intends to seek indemnification
               ------
under this Article VIII, that party shall deliver a written notice to the indemnifying party; provided that failure to give notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent it has been prejudiced by that failure.

           (b) Defense of Third-Party Claims. The indemnifying party shall have
               -----------------------------
the right to conduct and control, through its own counsel, the defense, compromise or settlement of any third-party claim, action or suit involving the indemnified party or the Assets as to which indemnification is sought, and the indemnified party shall cooperate and furnish any records, information and testimony and attend any conferences, discovery proceedings, hearings, trials and appeals as the indemnifying party may reasonably request. The indemnified party shall be entitled at any time to participate in (but not direct) the defense of any such claim, action or proceeding through its own counsel and at its own expense.

     8.7.  Survival.  The representations and warranties contained in this
           --------
Agreement or in any document delivered pursuant to or in connection with the Initial Closing shall survive the Initial Closing for a period of 24 months thereafter (the "Survival Date"). If notice of one or more claims subject to indemnification is given on or before the Survival Date, the indemnification right hereunder shall survive until all such claims have been finally resolved and all indemnification rights have been satisfied.

                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     9.1.  Dispute Resolution.  Any dispute, controversy or claim between the
           ------------------
parties relating to, or arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only as follows: First, an authorized business representative of each party shall meet in an attempt to resolve any dispute.
If the dispute is not resolved by such representatives, then either of Buyer or Seller may make a written demand for formal dispute resolution, at which time the dispute will be resolved by binding arbitration in Los Angeles, California, pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"), subject to the following:

           (a) There shall be one arbitrator, who shall be selected under the normal procedures prescribed in the Rules.

           (b) Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

           (c) At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

           (d) The arbitrator's decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

           (e) No party shall be eligible to receive, and the arbitrator shall not have the authority to award, exemplary or punitive damages.

           (f) Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator and the American Arbitration Association.

           (g) The arbitrator shall not have the power to amend this Agreement.

     9.2.  Counterpart Execution; Telecopies.  This Agreement may be executed in
           ---------------------------------
any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, provided that the party so delivering such counterpart shall, promptly after such delivery, deliver the original of such counterpart of this Agreement to the other party hereto.

     9.3.  Amendments; Waivers.  No amendment of any provision of this Agreement
           -------------------
shall be effective unless it is in writing and signed by Seller and Buyer and no waiver of any provision of this Agreement, nor consent to any departure by Seller or Buyer therefrom, shall be effective unless it is in writing and signed by the party affected thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of either party hereto in exercising any right hereunder shall operate as a waiver thereof by such party nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     9.4.  Notices.  All notices, demands, requests and other communications
           -------
required hereunder shall be in writing and shall be deemed to have been given:
(i) upon delivery if personally delivered; (ii) upon receipt if sent by facsimile, with receipt confirmed; (iii) three (3) days after deposit in the United States Mail when delivered, postage prepaid, by certified or registered mail; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service marked for delivery on the next business day, addressed to the party for whom it is intended at its address hereinafter set forth:

If to Seller:

               Imperial Bank
               9920 South La Cienega Boulevard
               Inglewood, California 90301
               Attention: Richard M. Baker
               Telephone: (310) 417-5929
               Facsimile No.: (310) 417-5695

with copies thereof to:

               Loeb & Loeb LLP
               1000 Wilshire Boulevard, Suite 1800
               Los Angeles, California 90017
               Attention: Robert S. Barry, Jr., Esq.
               Telephone: (213) 688-3606
               Facsimile No.: (213) 688-3460

and if to Buyer:

               Imperial Credit Industries, Inc.
               23550 Hawthorne Boulevard, Bldg. One
               Suite 240
               Torrance, California 90505
               Attention: Irwin L. Gubman, General Counsel
               Telephone: (310) 791-8040
               Facsimile No.: (310) 791-8230

with copies thereof to:

               Freshman, Marantz, Orlanski, Cooper & Klein
               9100 Wilshire Boulevard
               Eighth Floor, East Tower
               Beverly Hills, California 90212
               Attention: Thomas J. Poletti, Esq.
               Telephone: (310) 285-1629
               Facsimile: (310) 274-8357

Any party may designate a change of address by written notice to the others, given at least ten (10) days before such change of address is to become effective.

     9.5.  No Third-Party Beneficiary. This Agreement and each of the provisions
           --------------------------
hereof (including representations, warranties and covenants, if any) are solely for the benefit of Seller and Buyer and the respective successors and permitted assigns of the foregoing. No provisions of this Agreement or of any of the documents and certificates executed in connection herewith (including any representations and warranties) shall be construed as creating in any other person or entity other than Buyer and Seller and the respective successors and their permitted assigns any rights of any nature whatsoever.

     9.6.  Other Transactions.  Seller may accept deposits from, lend money to,
           ------------------
act as trustee under indentures or in general engage in any kind of business with any borrower under a Loan (a "Borrower") or any of its subsidiaries, owners, partners or affiliates (collectively, the "Borrowers' Affiliates"), or any person who may do business with or own interests in any of them. Subject to the limitations imposed by the Non-Competition Agreement, Buyer acknowledges that Seller holds other outstanding indebtedness of the Borrowers and collateral for the same. Buyer shall have no interest under this Agreement or any of the other Assignment Documents in any credits previously or hereafter extended to any Borrower or any of the Borrower's Affiliates by Seller or any property taken as security for such loans other than the Loans pursuant to the Loan Documents. Nothing herein shall in any manner be deemed to limit or preclude the right of Seller to enter into any other such arrangements or to exercise any rights or remedies available in connection therewith, including the exercise of any right of setoff or the rights available as a matter of law.

     9.7.  Attorneys' Fees. In the event any legal action is undertaken in order
           ---------------
to enforce or interpret any provision of this Agreement, the prevailing party in such legal action, as determined by the court, shall be entitled to receive from the other party the prevailing party's reasonable attorneys' fees and court costs.

     9.8.  Time of Essence; Context.  Time is of the essence of this Agreement
           ------------------------
and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

     9.9.  Assignment.  Subject to Section 3.4(f), Seller and Buyer hereby
           ----------
acknowledge that this Agreement is personal to them, and that they shall have no right to assign any of their respective rights or obligations under this Agreement (including any representations and warranties included herein) without the prior written consent of the other.

     9.10. Successors and Assigns.  Subject to the provisions of Section 9.9
           ----------------------
above, all of the terms, covenants and conditions contained herein and in the other documents and certificates executed in connection herewith shall apply to and be binding upon, and inure to the benefit of Seller and Buyer and their successors and any permitted assigns under Section 9.9 above.

     9.11. Entire Agreement.  This Agreement, together with the Assignment
           ----------------
Documents, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be terminated, modified or amended in any way except by a written agreement signed by each of the parties hereto.

     9.12. Governing Law.  Buyer and Seller expressly agree that this Agreement
           -------------
shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California (without giving effect to California principles of conflicts of laws). Buyer and Seller each irrevocably submit to the exclusive jurisdiction of any California state or federal court sitting in the County of Los Angeles, State of California, over any suit, action or proceeding arising out of or relating to this agreement.

     9.13. Severability.  If any provision in this Agreement is found by a court
           ------------
of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained therein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                   Seller:

                                   Imperial Bank, a California corporation

                                   By: /s/ [ILLEGIBLE]^^
                                      ------------------------------------
                                      Title: EVP
                                            ------------------------------

                                   By: /s/ [ILLEGIBLE]^^
                                      ------------------------------------
                                      Title: SVP, CC & Secretary
                                            ------------------------------


                                   Buyer:

                                   Imperial Credit Industries, Inc., a
                                   California corporation

                                   By: /s/ [ILLEGIBLE]^^
                                      ------------------------------------
                                      Title: Senior Vice President
                                            ------------------------------

                                   By: /s/ [ILLEGIBLE]^^
                                      ------------------------------------
                                      Title: General Counsel
                                            ------------------------------

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